Exhibit 5.3

TroyGould PC

1801 Century Park East, 16th Floor

Los Angeles, California 90067

May 24, 2013

Galena Biopharma, Inc.

310 North State Street, Suite 208

Lake Oswego, Oregon 97034

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with the filing by Galena Biopharma, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”), including the base prospectus dated May 24, 2013 (the “Base Prospectus”) and the preliminary prospectus dated May 24, 2013 (the “Preliminary Prospectus” and, collectively with the Base Prospectus, the “Prospectus”). The Prospectus relates to the offer and sale by the Company of up to $20,000,000 of shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share. We understand that the Shares are to be offered and sold in the manner described in the Prospectus.

We have acted as counsel for the Company in connection with the offer and sale of the Shares. For purposes of this opinion letter, we have examined and relied upon the Registration Statement, the Prospectus and such other documents, records, certificates and other instruments as we have deemed necessary or appropriate.

The opinion expressed below is limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution, and the reported judicial decisions interpreting those laws.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold and paid for as described in the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. Our consent shall not be deemed an admission that we are experts whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Galena Biopharma, Inc.

May 24, 2013

This opinion may be used only in connection with the offer and sale of the Shares while the Registration Statement remains effective.

Very truly yours,

/s/ TROYGOULD PC